LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

THIS LEASE AGREEMENT (the “Lease”) is entered into and effective as of this 1st day of January, 2015 between TW Associates, LLC (“Landlord) and Kim International Corporation (Tenant”).  Landlord and Tenant agree as follows:

1. LEASE SUMMARY.

a. Leased Premises.  The leased commercial real estate  i) consists of an agreed area of 2,400 rentable square feet and is outlined on the floor plan attached as Exhibit A (the “Premises”); ii) is located on the land legally described on attached Exhibit B; and iii) is commonly known as 420 37th Street NW, Suite F, Auburn WA 98001 (suite number and address).  The Premises do not include, and Landlord reserves, the exterior walls and roof of the building in which the Premises are located (the “Building”), the land beneath the Building, the pipes and ducts, conduits, wires, fixtures, and equipment above the suspended ceiling; and the structural elements of the Building.  The Building, the land upon which it is situated, all other improvements located on such land, and all common areas appurtenant to the Building are referred to as the “Property.”  The Building and all other buildings on the Property as of the date of this Lease consist of an agreed area of 21,600 rentable square feet.

b. Lease Commencement Date.  The term of this Lease shall be for a period of twelve (12) months and shall commence on 01/01/15 or such earlier or later date as provided in Section 3 (the “Commencement Date”).

c. Lease Termination Date.  The term of this Lease shall terminate at midnight on Dec 31, 2015 or such earlier or later date as provided in Section 3 (the “Termination Date”).    Tenant shall have no right or option to extend this Lease, unless otherwise set forth in a rider attached to this Lease (e.g., Option to Extend Rider, CBA Form OR).

d. Base Rent.  The base monthly rent shall be (check one):   $1330.76 + $408 NNN, with month to month option of $1570 + current NNN beginning January 1, 2016, or  according to the Rent Rider attached hereto (“Base Rent”).  Rent shall be payable at Landlord’s address shown in Section 1(h) below, or such other place designated in writing by Landlord.

e. Prepaid Rent.  Upon execution of this Lease, Tenant shall deliver to Landlord the sum of $0 as prepaid rent, to be applied to the Rent due for the months       through       of the Lease.

f. Security Deposit.  Upon execution of this Lease, Tenant shall deliver to Landlord the sum of $0.00 (Existing deposit from prior lease for $1500.00 on 6/10/13 currently being held) to be held as a security deposit pursuant to Section 5 below.  The security deposit shall be in the form of (check one):   cash, or  letter of credit according to the Letter of Credit Rider (CBA Form LCR) attached hereto.

g. Permitted Use.  The Premises shall be used only for administration and warehousing for pharmaceutical bottle company nd for no other purpose without the prior written consent of Landlord (the “Permitted Use”).

LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

h. Notice and Payment Addresses:

Landlord: TW Associates. LLC
Attn:  Troy Thomas
Email:  troythomas@allnewglass.com
319 D. St. NW. Ste. 104
Auburn, WA 98001

Tenant: Kim International Corporation – Attn: Nick Kovacevich
Phone:
Fax:
Email:

i. Tenant’s Pro Rata Share.  Landlord and Tenant agree that Tenant’s Pro Rata Share is 11%, based on the ratio of the agreed rentable area of the Premises to the agreed rentable area of the Building and all other buildings on the Property as of the date of this Lease.  Any adjustment to the Premises’ or Building’s rentable floor area measurements will be reflected in an adjustment to Tenant’s Base Rent or Pro Rata Share.

2. PREMISES.

a. Lease of Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, the Premises upon the terms specified in this Lease.

b. Acceptance of Premises.  Except as specified elsewhere in this Lease, Landlord makes no representations or warranties to Tenant regarding the Premises, including the structural condition of the Premises or the condition of all mechanical, electrical, and other systems on the Premises.  Except for any tenant improvements to be completed by Landlord as described on attached Exhibit C (the “Landlord’s Work”), Tenant shall be responsible for performing any work necessary to bring the Premises into a condition satisfactory to Tenant.  By signing this Lease, Tenant acknowledges that it has had an adequate opportunity to investigate the Premises; acknowledges responsibility for making any corrections, alterations and repairs to the Premises (other than the Landlord’s Work); and acknowledges that the time needed to complete any such items shall not delay the Commencement Date.

c. Tenant Improvements.  Attached Exhibit C sets forth all Landlord’s Work, if any, and all tenant improvements to be completed by Tenant (the “Tenant’s Work”), if any, that will be performed on the Premises.  Responsibility for design, payment and performance of all such work shall be as set forth on attached Exhibit C.  If Tenant fails to notify Landlord of any defects in the Landlord’s Work within thirty (30) days of delivery of possession to Tenant, Tenant shall be deemed to have accepted the Premises in their then condition.  If Tenant discovers any major defects in the Landlord’s Work during this 30-day period that would prevent Tenant from using the Premises for the Permitted Use, Tenant shall notify Landlord and the Commencement Date shall be delayed until after Landlord has notified Tenant that Landlord has corrected the major defects and Tenant has had five (5) days to inspect and approve the Premises.  The Commencement Date shall not be delayed if Tenant’s inspection reveals minor defects in the Landlord’s Work that will not prevent Tenant from using the Premises for the Permitted Use.  Tenant shall prepare a punch list of all minor defects in Landlord’s Work and provide the punch list to Landlord, which Landlord shall promptly correct.

3. TERM.  The term of this Lease shall commence on the Commencement Date specified in Section 1, or on such earlier or later date as may be specified by notice delivered by Landlord to Tenant advising Tenant that the Premises are ready for possession and specifying the Commencement Date, which shall not be less than       days (thirty (30) days if not filled in) following the date of such notice.

a.           Early Possession.  If Landlord permits Tenant to possess and occupy the Premises prior to the Commencement Date specified in Section 1, then such early occupancy shall not advance the Commencement Date or the Termination Date set forth in Section 1, but otherwise all terms and conditions of this Lease shall nevertheless apply during the period of early occupancy before the Commencement Date.

b.           Delayed Possession.  Landlord shall act diligently to make the Premises available to Tenant; provided, however, neither Landlord nor any agent or employee of Landlord shall be liable for any damage or loss due to Landlord’s inability or failure to deliver possession of the Premises to Tenant as provided in this Lease.  If possession is delayed, the Commencement Date set forth in Section 1 shall also be delayed.  In addition, the Termination Date set forth in Section 1 shall be modified so that the length of the Lease term remains the same.  If Landlord does not deliver possession of the Premises to Tenant within       days (sixty (60) days if not filled in) after the Commencement Date specified in Section 1, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after such time period ends.  If Tenant gives such notice of cancellation, the Lease shall be cancelled, all prepaid rent and security deposits shall be refunded to Tenant, and neither Landlord nor Tenant shall have any further obligations to the other.  The first “Lease year” shall commence on the Commencement Date and shall end on the date which is twelve (12) months from the end of the month in which the Commencement Date occurs.  Each successive Lease year during the initial term and any extension terms shall be twelve (12) months, commencing on the first day following the end of the preceding Lease year.  To the extent that the tenant improvements are not completed in time for the Tenant to occupy or take possession of the Premises on the Commencement Date due to the failure of Tenant to fulfill any of its obligations under this Lease, the Lease shall nevertheless commence on the Commencement Date set forth in Section 1.

4. RENT.

a. Payment of Rent.  Tenant shall pay Landlord without notice, demand, deduction or offset, in lawful money of the United States, the monthly Base Rent stated in Section 1 in advance on or before the first day of each month during the Lease term beginning on (check one):  the Commencement Date, or        ( if no date specified, then on the Commencement Date), and shall also pay any other additional payments due to Landlord (“Additional Rent”), including Operating Costs (collectively the “Rent”) when required under this Lease.  Payments for any partial month at the beginning or end of the Lease shall be prorated.  All payments due to Landlord under this Lease, including late fees and interest, shall also constitute Additional Rent, and upon failure of Tenant to pay any such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent.

b. Triple Net Lease.  This Lease is what is commonly called a “Net, Net, Net” or “triple-net” Lease, which means that, except as otherwise expressly provided herein, Landlord shall receive all Base Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises.  In addition to Base Rent, Tenant shall pay to the parties respectively entitled thereto, or satisfy directly, all Additional Rent and other impositions, insurance premiums, repair and maintenance charges, and any other charges, costs, obligations, liabilities, requirements, and expenses, including without limitation the Operating Costs described in Section 8, which arise with regard to the Premises or may be contemplated under any other provision of the Lease during its term, except for costs and expenses expressly made the obligation of Landlord in this Lease.

c. Late Charges; Default Interest.  If any sums payable by Tenant to Landlord under this Lease are not received within five (5) business days after their due date, Tenant shall pay Landlord an amount equal to the greater of $100 or five percent (5%) of the delinquent amount for the cost of collecting and handling such late payment in addition to the amount due and as Additional Rent. All delinquent sums payable by Tenant to Landlord and not paid within five (5) business days after their due date shall, at Landlord’s option, bear interest at the rate of fifteen percent (15%) per annum, or the highest rate of interest allowable by law, whichever is less (the “Default Rate”).  Interest on all delinquent amounts shall be calculated from the original due date to the date of payment.

d. Less Than Full Payment.  Landlord’s acceptance of less than the full amount of any payment due from Tenant shall not be deemed an accord and satisfaction or compromise of such payment unless Landlord specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Landlord claims.  Any portion that remains to be paid by Tenant shall be subject to the late charges and default interest provisions of this Section 4.

5. SECURITY DEPOSIT.  Upon execution of this Lease, Tenant shall deliver to Landlord the security deposit specified in Section 1 above.  Landlord’s obligations with respect to the security deposit are those of a debtor and not of a trustee, and Landlord may commingle the security deposit with its other funds.  If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of Rent, Landlord may apply all or any part of the security deposit to the payment of any sum in default and any damage suffered by Landlord as a result of Tenant’s breach. Tenant acknowledges, however, that the security deposit shall not be considered as a measure of Tenant’s damages in case of default by Tenant, and any payment to Landlord from the security deposit shall not be construed as a payment of liquidated damages for Tenant’s default.  If Landlord applies the security deposit as contemplated by this Section, Tenant shall, within five (5) days after written demand therefore by Landlord, deposit with Landlord the amount so applied.  If Tenant complies with all of the covenants and conditions of this Lease throughout the Lease term, the security deposit shall be repaid to Tenant without interest within thirty (30) days after the surrender of the Premises by Tenant in the condition required hereunder by Section 13 of this Lease.

6. USES.  The Premises shall be used only for the Permitted Use specified in Section 1 above, and for no other business or purpose without the prior written consent of Landlord.  No act shall be done on or around the Premises that is unlawful or that will increase the existing rate of insurance on the Premises, the Building, or the Property, or cause the cancellation of any insurance on the Premises, the Building, or the Property.  Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance.  Tenant shall not do or permit anything to be done on the Premises, the Building, or the Property which will obstruct or interfere with the rights of other tenants or occupants of the Property, or their  employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees or to injure or annoy such persons.

7. COMPLIANCE WITH LAWS.  Tenant shall not cause or permit the Premises to be used in any way which violates any law, ordinance, or governmental regulation or order.  Landlord represents to Tenant that, as of the Commencement Date, to Landlord’s knowledge, but without duty of investigation, and with the exception of any Tenant’s Work, the Premises comply with all applicable laws, rules, regulations, or orders, including without limitation, the Americans With Disabilities Act, if applicable, and Landlord shall be responsible to promptly cure at its sole cost any noncompliance which existed on the Commencement Date.  Tenant shall be responsible for complying with all laws applicable to the Premises as a result of the Permitted Use, and Tenant shall be responsible for making any changes or alterations as may be required by law, rule, regulation, or order for Tenant’s Permitted Use at its sole cost and expense.  Otherwise, if changes or alterations are required by law, rule, regulation, or order unrelated to the Permitted Use, Landlord shall make changes and alterations at its expense.

8. OPERATING COSTS.

a. Definition.  As used herein, “Operating Costs” shall mean all costs of operating, maintaining and repairing the Premises, the Building, and the Property, determined in accordance with generally accepted accounting principles, and including without limitation the following: all taxes and assessments (including, but not limited to, real and personal property taxes and assessments, local improvement district assessments and other special purpose assessments, and taxes on rent or gross receipts); insurance premiums paid by Landlord and (to the extent used) deductibles for insurance applicable to the Property; water, sewer and all other utility charges (other than utilities separately metered and paid directly by Tenant or other tenants); janitorial and all other cleaning services; refuse and trash removal; supplies, materials, tools, and equipment used in the operation, repair, and maintenance of the Property; refurbishing and repainting; carpet replacement; to the extent serving areas other than just the Premises, heating, ventilation and air conditioning (”HVAC”) service and repair and replacement of HVAC when necessary; elevator service and repair and replacement of elevators when necessary; pest control; lighting systems, fire detection and security services; landscape maintenance; management (fees and/or personnel costs); parking lot, road, sidewalk and driveway patching, resurfacing and maintenance; snow and ice removal; repair, maintenance, and, where reasonably required, replacement of signage; amortization of capital improvements as Landlord may in the future install to comply with governmental regulations and rules or undertaken in good faith with a reasonable expectation of reducing operating costs (the useful life of which shall be a reasonable period of time as determined by Landlord);  costs of legal services (except those incurred directly relating to a particular occupant of the Building); and accounting services, labor, supplies, materials and tools.  Landlord and Tenant agree that if the Building is not ninety percent (90%) occupied during any calendar year (including the Base Year, if applicable), on a monthly average, then those portions of the Operating Costs that are driven by occupancy rates, as reasonably determined by Landlord, shall be increased to reflect the Operating Costs of the Building as though it were ninety percent (90%) occupied and Tenant’s Pro Rata Share of Operating Costs shall be based upon Operating Costs as so adjusted.  Operating Costs shall not include: Landlord’s income tax or general corporate overhead; depreciation on the Building or equipment therein; loan payments; real estate broker’s commissions; capital improvements to or major repairs of the Building shell (i.e., the Building structure, exterior walls, roof, and structural floors and foundations), except as described above; or any costs regarding the operation, maintenance and repair of the Premises, the Building, or the Property paid directly by Tenant or other tenants in the Building, or otherwise reimbursed to Landlord.  If Tenant is renting a pad separate from any other structures on the Property for which Landlord separately furnishes the services described in this paragraph, then the term “Operating Costs” shall not include those costs of operating, repairing, and maintaining the enclosed mall which can be separately allocated to the tenants of the other structures.  Operating Costs which cannot be separately allocated to the tenants of other structures may include but are not limited to: insurance premiums; taxes and assessments; management (fees and/or personnel costs); exterior lighting; parking lot, road, sidewalk and driveway patching, resurfacing and maintenance; snow and ice removal; and costs of legal services and accounting services.

b. Type of Payment.  Options one and two below address the manner in which Operating Costs are paid under this Lease.  To select the pure triple net option, check option 1.  To select the base year option, check option 2.

OPTION ONE: TRIPLE NET.  As additional Rent, Tenant shall pay to Landlord on the first of each month with payment of Tenant’s base Rent one-twelfth of Tenant’s Pro Rata Share of Operating Costs.

OPTION TWO: BASE YEAR.  The Base Rent paid by Tenant under this Lease includes Tenant’s Pro Rata Share of Operating Costs for the calendar year in which the Commencement Date occurs (the “Base Year”).  As additional Rent, Tenant shall pay to Landlord on the first day of each month commencing on the first day of the first year after the Commencement Date, with Tenant’s payment of Base Rent, one-twelfth of the amount, if any, by which Tenant’s Pro Rata Share of Operating Costs exceeds Tenant’s annualized Pro Rata Share of Operating Costs for the Base Year.

c. Method of Payment.  Tenant shall pay to Landlord Operating Costs pursuant to the following procedure:

(i) Landlord shall provide to Tenant, at or before the Commencement Date, a good faith estimate of annual Operating Costs for the calendar year in which the Commencement Date occurs.  Landlord shall also provide to Tenant, as soon as possible following the first day of each succeeding calendar year, a good faith estimate of Tenant’s annual Pro Rata Share of Operating Costs for the then-current year.

(ii) Each estimate of Tenant’s annual Pro Rata Share of Operating Costs determined by Landlord, as described above, shall be divided into twelve (12) equal monthly installments.  If Tenant pays Operating Costs under Option One, Tenant shall pay to Landlord such monthly installment of Operating Costs with each monthly payment of Base Rent.  If Tenant pays Operating Costs under Option Two, Tenant shall pay to Landlord with each monthly payment of Base Rent the amount, if any, by which such monthly installments of Operating Costs exceed one twelfth of Tenant’s annualized Pro Rate Share of Operating Costs for the Base Year.  In the event the estimated amount of Tenant’s Pro Rata Share of Operating Costs has not yet been determined for any calendar year, Tenant shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Tenant.  When the estimate for the current calendar year is received, Tenant shall then pay any shortfall or receive a credit for any surplus for the preceding months of the current calendar year and shall, thereafter, make the monthly installment payments in accordance with the current estimate.

(iii) As soon as reasonably possible following the end of each calendar year of the Lease term, Landlord shall determine and provide to Tenant a statement (the “Operating Costs Statement”) setting forth the amount of Operating Costs actually incurred and the amount of Tenant’s Pro Rata Share of Operating Costs actually payable by Tenant with respect to such calendar year.  In the event the amount of Tenant’s Pro Rata Share of Operating Costs exceeds the sum of the monthly installments actually paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of the Operating Costs Statement.  In the event the sum of the monthly installments actually paid by Tenant for such calendar year exceeds the amount of Tenant’s Pro Rata Share of Operating Costs actually due and owing, the difference shall be applied as a credit to Tenant’s future Pro Rata Share of Operating Costs payable by Tenant pursuant to this Section, or if the term has expired, the excess shall be refunded to Tenant within thirty (30) days after delivery of such Operating Costs Statement.

(iv) Should Tenant dispute any amount shown on the Operating Costs Statement, Tenant may audit Landlord’s books and records for the calendar year covered by such Operating Costs Statement upon written notice to Landlord given within ninety (90) days after Tenant’s receipt of such Operating Costs Statement.  If Tenant fail to provide notice of dispute within such ninety (90) day period, the Operating Costs Statement shall be final and conclusive.  Any audit conducted by Tenant shall be completed within sixty (60) days after Tenant’s request therefor.  In the event the amount of Tenant’s Pro Rata Share of Operating Costs exceeds the sum of the monthly installments actually paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference within thirty (30) days following completion of the audit.  In the event the sum of the monthly installments actually paid by Tenant for such calendar year exceeds the amount of Tenant’s Pro Rata Share of Operating Costs actually due and owing, the difference shall be applied as a credit to Tenant’s future Pro Rata Share of Operating Costs payable by Tenant pursuant to this Section, or if the term has expired, the excess shall be refunded to Tenant within thirty (30) days after completion of the audit.  Landlord and Tenant shall cooperate as may be reasonably necessary in order to facilitate the timely completion of any audit.  Nothing in this section shall in any manner modify Tenant’s obligations to make payments as and when provided under this Lease.

9. UTILITIES AND SERVICES.  Landlord shall provide the Premises the following services, the cost of which shall be included in the Operating Costs, to the extent not separately metered to the Premises: water and electricity for the Premises seven (7) days per week, twenty-four (24) hours per day, and HVAC from       a.m. to       p.m. Monday through Friday;       a.m. to       p.m. on Saturday; and       a.m. to       p.m. on Sunday.  Landlord shall provide janitorial service to the Premises and Building five (5) nights each week, exclusive of holidays, the cost of which shall also be included in Operating Costs.  HVAC services will also be provided by Landlord to the Premises during additional hours on reasonable notice to Landlord, at Tenant’s sole cost and expense, at an hourly rate reasonably established by Landlord from time to time and payable by Tenant, as and when billed, as Additional Rent.  Notwithstanding the foregoing, if Tenant’s use of the Premises incurs utility service charges which are above those usual and customary for the Permitted Use, Landlord reserves the right to require Tenant to pay a reasonable additional charge for such usage.  Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of utilities due to any cause whatsoever, and Rent shall not abate as a result thereof.

Tenant shall furnish all other utilities (including, but not limited to, telephone, Internet, and cable service if available) and other services which Tenant requires with respect to the Premises, and shall pay, at Tenant’s sole expense, the cost of all utilities separately metered to the Premises, and of all other utilities and other services which Tenant requires with respect to the Premises, except those to be provided by Landlord and included in Operating Expenses as described above.

10. TAXES.  Tenant shall pay all taxes, assessments, liens and license fees (“Taxes”) levied, assessed or imposed by any authority having the direct or indirect power to tax or assess any such liens, related to or required by Tenant’s use of the Premises as well as all Taxes on Tenant’s personal property located on the Premises.  Landlord shall pay all taxes and assessments with respect to the Property, including any taxes resulting from a reassessment of the Building or the Property due to a change of ownership or otherwise, all of which shall be included in Operating Costs and subject to partial reimbursement by Tenant as set forth in Section 8.

11. COMMON AREAS.

a. Definition.  The term “Common Areas” means all areas, facilities and building systems that are provided and designated from time to time by Landlord for the general non-exclusive use and convenience of Tenant with other tenants and which are not leased or held for the exclusive use of a particular tenant.  To the extent that such areas and facilities exist within the Property, Common Areas include hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, parking areas and garages, roadways, pedestrian sidewalks, landscaped areas, security areas, lobby or mall areas, common heating, ventilating and air conditioning systems, common electrical service, equipment and facilities, and common mechanical systems, equipment and facilities.  Tenant shall comply with reasonable rules and regulations concerning the use of the Common Areas adopted by Landlord from time to time.  Without advance notice to Tenant and without any liability to Tenant, Landlord may change the size, use, or nature of any Common Areas, erect improvements on the Common Areas or convert any portion of the Common Areas to the exclusive use of Landlord or selected tenants, so long as Tenant is not thereby deprived of the substantial benefit of the Premises.  Landlord reserves the use of exterior walls and the roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires leading through the Premises in areas which will not materially interfere with Tenant’s use thereof.

b. Use of the Common Areas.  Tenant shall have the non-exclusive right, in common with such other tenants to whom Landlord has granted or may grant such rights, to use the Common Areas.  Tenant shall abide by rules and regulations adopted by Landlord from time to time and shall use its best efforts to cause its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees to comply with those rules and regulations, and not interfere with the use of Common Areas by others.

c. Maintenance of Common Areas.  Landlord shall maintain the Common Areas in good order, condition and repair.  This maintenance cost shall be an Operating Cost chargeable to Tenant pursuant to Section 8.  In performing such maintenance, Landlord shall use reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises.

12. ALTERATIONS.  Tenant may make alterations, additions or improvements to the Premises, including any Tenant Work identified on attached Exhibit C (the “Alterations”), only with the                   prior written consent of Landlord, which, with respect to Alterations not affecting the structural components of the Premises or utility systems therein, shall not be unreasonably withheld, conditioned, or delayed.  Landlord shall have thirty (30) days in which to respond to Tenant’s request for any Alterations so long as such request includes the name of Tenant’s contractors and reasonably detailed plans and specifications therefor.  The term “Alterations” shall not include the installation of shelves, movable partitions, Tenant’s equipment, and trade fixtures that may be performed without damaging existing improvements or the structural integrity of the Premises, the Building, or the Property, and Landlord’s consent shall not be required for Tenant’s installation or removal of those items.  Tenant shall perform all work at Tenant’s expense and in compliance with all applicable laws and shall complete all Alterations in accordance with plans and specifications approved by Landlord, using contractors approved by Landlord, and in a manner so as not to unreasonably interfere with other tenants.  Tenant shall pay, when due, or furnish a bond for payment (as set forth in Section 20) all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmens’ liens against the Premises or the Property or any interest therein.   Tenant shall remove all Alterations at the end of the Lease term unless Landlord conditioned its consent upon Tenant leaving a specified Alteration at the Premises, in which case Tenant shall not remove such Alteration, and it shall become Landlord’s property.  Tenant shall immediately repair any damage to the Premises caused by removal of Alterations.

13. REPAIRS AND MAINTENANCE; SURRENDER.  Tenant shall, at its sole expense, maintain the entire Premises in good condition and promptly make all non-structural repairs and replacements necessary to keep the Premises safe and in good condition, including all HVAC components and other utilities and systems to the extent exclusively serving the Premises.  Landlord shall maintain and repair the Building structure, foundation, subfloor, exterior walls, roof structure and surface, and HVAC components and other utilities and systems serving more than just the Premises, and the Common Areas, the costs of which shall be included as an Operating Cost.  Tenant shall not damage any demising wall or disturb the structural integrity of the Premises, the Building, or the Property and shall promptly repair any damage or injury done to any such demising walls or structural elements caused by Tenant or its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees.  Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for any repairs to the Premises made necessary by the negligence or willful misconduct of Landlord or its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees therein.  If Tenant fails to perform Tenant’s obligations under this Section, Landlord may at Landlord’s option enter upon the Premises after ten (10) days’ prior notice to Tenant and put the same in good order, condition and repair and the cost thereof together with interest thereon at the default rate set forth in Section 4 shall be due and payable as additional rent to Landlord together with Tenant’s next installment of Base Rent.  Upon expiration of the Lease term, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises, together with all keys, to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear and insured casualty excepted.

14. ACCESS AND RIGHT OF ENTRY.  After twenty-four (24) hours’ notice from Landlord (except in cases of emergency, when no notice shall be required), Tenant shall permit Landlord and its agents, employees and contractors to enter the Premises at all reasonable times to make repairs, inspections, alterations or improvements, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises.  This Section shall not impose any repair or other obligation upon Landlord not expressly stated elsewhere in this Lease.  After reasonable notice to Tenant, Landlord shall have the right to enter the Premises for the purpose of (a) showing the Premises to prospective purchasers or lenders at any time, and to prospective tenants within one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term; and (b) posting “for lease” signs within one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

15. SIGNAGE.  Tenant shall obtain Landlord’s written consent as to size, location, materials, method of attachment, and appearance, before installing any signs upon the Premises.  Tenant shall install any approved signage at Tenant’s sole expense and in compliance with all applicable laws.  Tenant shall not damage or deface the Premises in installing or removing signage and shall repair any injury or damage to the Premises caused by such installation or removal.

16. DESTRUCTION OR CONDEMNATION.

a. Damage and Repair.  If the Premises or the portion of the Building or the Property necessary for Tenant’s occupancy are partially damaged but not rendered untenantable, by fire or other insured casualty, then Landlord shall diligently restore the Premises and the portion of the Property necessary for Tenant’s occupancy to the extent required below and this Lease shall not terminate.  Tenant may, however, terminate the Lease if Landlord is unable to restore the Premises within six (6) months of the casualty event by giving twenty (20) days written notice of termination.

The Premises or the portion of the Building or the Property necessary for Tenant’s occupancy shall not be deemed untenantable if twenty-five percent (25%) or less of each of those areas are damaged.  If insurance proceeds are not available or are not sufficient to pay the entire cost of restoring the Premises, or if Landlord’s lender does not permit all or any part of the insurance proceeds to be applied toward restoration, then Landlord may elect to terminate this Lease and keep the insurance proceeds, by notifying Tenant within sixty (60) days of the date of such casualty.

If the Premises, the portion of the Building or the Property necessary for Tenant’s occupancy, or fifty percent (50%) or more of the rentable area of the Property are entirely destroyed, or partially damaged and rendered untenantable, by fire or other casualty, Landlord may, at its option: (a) terminate this Lease as provided herein, or (b) restore the Premises and the portion of the Property necessary for Tenant’s occupancy to their previous condition to the extent required below; provided, however, if such casualty event occurs during the last six (6) months of the Lease term (after considering any option to extend the term timely exercised by Tenant) then either Tenant or Landlord may elect to terminate the Lease.  If, within sixty (60) days after receipt by Landlord from Tenant of written notice that Tenant deems the Premises or the portion of the Property necessary for Tenant’s occupancy untenantable, Landlord fails to notify Tenant of its election to restore those areas, or if Landlord is unable to restore those areas within six (6) months of the date of the casualty event, then Tenant may elect to terminate the Lease upon twenty (20) days’ notice to Landlord unless Landlord, within such twenty (20) day period, notifies Tenant that it will in fact restore the Premises or actually completes such restoration work to the extent required below, as applicable.

If Landlord restores the Premises or the Property under this Section, Landlord shall proceed with reasonable diligence to complete the work, and the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole Premises, provided that there shall be a Rent abatement only if the damage or destruction of the Premises or the Property did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Tenant, or Tenant’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees.  No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Premises or the Property.  Landlord shall have no obligation to carry insurance of any kind for the protection of Tenant; any alterations or improvements paid for by Tenant; any Tenant’s Work identified in Exhibit C (regardless of who may have completed them); Tenant’s furniture; or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord’s restoration obligations hereunder shall not include any obligation to repair any damage thereto or replace the same.

b. Condemnation.  If the Premises, the portion of the Building or the Property necessary for Tenant’s occupancy, or 50% or more of the rentable area of the Property are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Lease shall terminate at the option of either Landlord or Tenant as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises or the portion of the Property taken by the condemning authority.   All Rents and other payments shall be paid to that date.

If the condemning authority takes a portion of the Premises or of the Building or the Property necessary for Tenant’s occupancy that does not render them untenantable, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of any structures is reduced. The reduction in Rent shall be effective on the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority.  The Premises or the portion of the Building or the Property necessary for Tenant’s occupancy shall not be deemed untenantable if twenty-five percent (25%) or less of each of those areas are condemned.  Landlord shall be entitled to the entire award from the condemning authority attributable to the value of the Premises or the Building or the Property and Tenant shall make no claim for the value of its leasehold.  Tenant shall be permitted to make a separate claim against the condemning authority for moving expenses if Tenant may terminate the Lease under this Section, provided that in no event shall Tenant’s claim reduce Landlord’s award.

17. INSURANCE.

a. Tenant’s Liability Insurance.  During the Lease term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements.  This policy shall name Landlord, its property manager (if any), and other parties designated by Landlord as additional insureds using an endorsement form acceptable to Landlord,  and shall insure Tenant’s activities and those of Tenant’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees  with respect to the Premises against loss, damage or liability for personal injury or bodily injury (including death) or loss or damage to property with a combined single limit of not less than $2,000,000, and a deductible of not more than $10,000.  Tenant’s insurance will be primary and noncontributory with any liability insurance carried by Landlord.  Landlord may also require Tenant to obtain and maintain business income coverage for at least six (6) months, business auto liability coverage, and, if applicable to Tenant’s Permitted Use, liquor liability insurance and/or warehouseman’s coverage.

b. Tenant’s Property Insurance.  During the Lease term, Tenant shall pay for and maintain special form clauses of loss coverage property insurance (with coverage for earthquake if required by Landlord’s lender and, if the Premises are situated in a flood plain, flood damage) for all of Tenant’s personal property, fixtures and equipment in the amount of their full replacement value, with a deductible of not more than $10,000.

c. Miscellaneous.  Tenant’s insurance required under this Section shall be with companies rated A-/VII or better in Best’s Insurance Guide, and which are admitted in the State in which the Premises are located.  No insurance policy shall be cancelled or reduced in coverage and each such policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord.  Tenant shall deliver to Landlord upon commencement of the Lease and from time to time thereafter, copies of the insurance policies or evidence of insurance and copies of endorsements required by this Section.  In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.  If Tenant fails to acquire or maintain any insurance or provide any policy or evidence of insurance required by this Section, and such failure continues for three (3) days after notice from Landlord, Landlord may, but shall not be required to, obtain such insurance for Landlord’s benefit and Tenant shall reimburse Landlord for the costs of such insurance upon demand.  Such amounts shall be Additional Rent payable by Tenant hereunder and in the event of non-payment thereof, Landlord shall have the same rights and remedies with respect to such non-payment as it has with respect to any other non-payment of Rent hereunder.

d. Landlord’s Insurance.  Landlord shall carry special form clauses of loss coverage property insurance of the Building shell and core in the amount of their full replacement value, liability insurance with respect to the Common Areas, and such other insurance of such types and amounts as Landlord, in its discretion, shall deem reasonably appropriate.  The cost of any such insurance shall be included in the Operating Costs, and if such insurance is provided by a “blanket policy” insuring other parties or locations in addition to the Building, then only the portion of the premiums allocable to the Building and Property shall be included in the Operating Costs.

e. Waiver of Subrogation.  Landlord and Tenant hereby release each other and any other tenant, their agents or employees, from responsibility for, and waive their entire claim of recovery for any loss or damage arising from any cause covered by property insurance required to be carried or otherwise carried by each of them.  Each party shall provide notice to the property insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective property insurance carriers to waive all rights of subrogation against the other.  This waiver shall not apply to the extent of the deductible amounts to any such property policies or to the extent of liabilities exceeding the limits of such policies.

18. INDEMNIFICATION.

a. Indemnification by Tenant.  Tenant shall defend, indemnify, and hold Landlord and its property manager (if any) harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, for personal injury, bodily injury (including death) or property damage arising from any negligent or wrongful act or omission of Tenant or Tenant’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees  on or around the Premises or the Property, or arising from any breach of this Lease by Tenant.  Tenant shall use legal counsel reasonably acceptable to Landlord in defense of any action within Tenant’s defense obligation.

b. Indemnification by Landlord.  Landlord shall defend, indemnify and hold Tenant harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, for personal injury, bodily injury (including death) or property damage arising from any negligent or wrongful act or omission of Landlord or Landlord’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees  on or around the Premises or the Property, or arising from any breach of this Lease by Landlord.  Landlord shall use legal counsel reasonably acceptable to Tenant in defense of any action within Landlord’s defense obligation.

c. Waiver of Immunity.  Landlord and Tenant each specifically and expressly waive any immunity that each may be granted under the Washington State Industrial Insurance Act, Title 51 RCW.  Neither party’s indemnity obligations under this Lease shall be limited by any limitation on the amount or type of damages, compensation, or benefits payable to or for any third party under the Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.

d. Exemption of Landlord from Liability.  Except to the extent of claims arising out of Landlord’s gross negligence or intentional misconduct, Landlord shall not be liable for injury to Tenant’s business or assets or any loss of income therefrom or for damage to any property of Tenant or of its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees, or any other person in or about the Premises or the Property.

e. Survival.  The provisions of this Section 18 shall survive expiration or termination of this Lease.

19. ASSIGNMENT AND SUBLETTING.  Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease (collectively referred to as a “Transfer”) or any part of the Premises, without first obtaining Landlord’s written consent, which shall not be unreasonably withheld, conditioned, or delayed.  No Transfer shall relieve Tenant of any liability under this Lease notwithstanding Landlord’s consent to such Transfer.  Consent to any Transfer shall not operate as a waiver of the necessity for Landlord’s consent to any subsequent Transfer.  In connection with each request for consent to a Transfer, Tenant shall pay the reasonable cost of processing same, including attorneys’ fees, upon demand of Landlord, up to a maximum of $1,250.

If Tenant is a partnership, limited liability company, corporation, or other entity, any transfer of this Lease by merger, consolidation, redemption or liquidation, or any change in the ownership of, or power to vote, which singularly or collectively represents a majority of the beneficial interest in Tenant, shall constitute a Transfer under this Section.

As a condition to Landlord’s approval, if given, any potential assignee or sublessee otherwise approved by Landlord shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant and any guarantor, if required, for the payment of Rent and performance of all terms of this Lease.  In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption agreement or documents.

20. LIENS.  Tenant shall not subject the Landlord’s assets to any liens or claims of lien.  Tenant shall keep the Premises free from any liens created by or through Tenant.  Tenant shall indemnify and hold Landlord harmless from liability for any such liens including, without limitation, liens arising from any Alterations.  If a lien is filed against the Premises by any person claiming by, through or under Tenant, Tenant shall, within ten (10) days after Landlord’s demand, at Tenant’s expense, either remove the lien or furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord and the Premises against all liabilities, costs and expenses, including attorneys’ fees, which Landlord could reasonably incur as a result of such lien.

21. DEFAULT.  The following occurrences shall each constitute a default by Tenant (an “Event of Default”):

a. Failure To Pay.  Failure by Tenant to pay any sum, including Rent, due under this Lease following five (5) days’ notice from Landlord of the failure to pay.

b. Vacation/Abandonment.  Vacation by Tenant of the Premises (defined as an absence for at least fifteen (15) consecutive days without prior notice to Landlord), or abandonment by Tenant of the Premises (defined as an absence of five (5) days or more while Tenant is in breach of some other term of this Lease).  Tenant’s vacation or abandonment of the Premises shall not be subject to any notice or right to cure.

c. Insolvency.  Tenant’s insolvency or bankruptcy (whether voluntary or involuntary); or appointment of a receiver, assignee or other liquidating officer for Tenant’s business; provided, however, that in the event of any involuntary bankruptcy or other insolvency proceeding, the existence of such proceeding shall constitute an Event of Default only if such proceeding is not dismissed or vacated within sixty (60) days after its institution or commencement.

d. Levy or Execution.  The taking of Tenant’s interest in this Lease or the Premises, or any part thereof, by execution or other process of law directed against Tenant, or attachment of Tenant’s interest in this Lease by any creditor of Tenant, if such attachment is not discharged within fifteen (15) days after being levied.

e. Other Non-Monetary Defaults.  The breach by Tenant of any agreement, term or covenant of this Lease other than one requiring the payment of money and not otherwise enumerated in this Section or elsewhere in this Lease, which breach continues for a period of thirty (30) days after notice by Landlord to Tenant of the breach.

f. Failure to Take Possession.  Failure by Tenant to take possession of the Premises on the Commencement Date or failure by Tenant to commence any Tenant Improvement in a timely fashion.

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after notice by Tenant to Landlord.  If Landlord fails to cure any such default within the allotted time, Tenant’s sole remedy shall be to seek actual money damages (but not consequential or punitive damages) for loss arising from Landlord’s failure to discharge its obligations under this Lease.  Nothing herein contained shall relieve Landlord from its duty to perform of any of its obligations to the standard prescribed in this Lease.

Any notice periods granted herein shall be deemed to run concurrently with and not in addition to any default notice periods required by law.

22. REMEDIES.  Landlord shall have the following remedies upon an Event of Default.  Landlord’s rights and remedies under this Lease shall be cumulative, and none shall exclude any other right or remedy allowed by law.

a. Termination of Lease.  Landlord may terminate Tenant’s interest under the Lease, but no act by Landlord other than notice of termination from Landlord to Tenant shall terminate this Lease.  The Lease shall terminate on the date specified in the notice of termination.  Upon termination of this Lease, Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums that would have been owing by Tenant under this Lease for the balance of the Lease term, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all of Landlord’s Reletting Expenses (as defined below).  Landlord shall be entitled to either collect damages from Tenant monthly on the days on which rent or other amounts would have been payable under the Lease, or alternatively, Landlord may accelerate Tenant’s obligations under the Lease and recover from Tenant: (i) unpaid rent which had been earned at the time of termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Tenant proves could reasonably have been avoided; (iii) the amount by which the unpaid rent for the balance of the term of the Lease after the time of award exceeds the amount of rent loss that Tenant proves could reasonably be avoided (discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%); and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease, or which in the ordinary course would be likely to result from the Event of Default, including without limitation Reletting Expenses described below.

b. Re-Entry and Reletting.  Landlord may continue this Lease in full force and effect, and without demand or notice, re-enter and take possession of the Premises or any part thereof, expel the Tenant from the Premises and anyone claiming through or under the Tenant, and remove the personal property of either.  Landlord may relet the Premises, or any part of them, in Landlord’s or Tenant’s name for the account of Tenant, for such period of time and at such other terms and conditions as Landlord, in its discretion, may determine.  Landlord may collect and receive the rents for the Premises.  To the fullest extent permitted by law, the proceeds of any reletting shall be applied:  first, to pay Landlord all Reletting Expenses (defined below); second, to pay any indebtedness of Tenant to Landlord other than rent; third, to the rent due and unpaid hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.  Re-entry or taking possession of the Premises by Landlord under this Section shall not be construed as an election on Landlord’s part to terminate this Lease, unless a notice of termination is given to Tenant.  Landlord reserves the right following any re-entry or reletting, or both, under this Section to exercise its right to terminate the Lease.  Tenant will pay Landlord the Rent and other sums which would be payable under this Lease if repossession had not occurred, less the net proceeds, if any, after reletting the Premises and after deducting Landlord’s Reletting Expenses.  “Reletting Expenses” is defined to include all expenses incurred by Landlord in connection with reletting the Premises, including without limitation, all repossession costs, brokerage commissions and costs for securing new tenants, attorneys’ fees, remodeling and repair costs, costs for removing persons or property, costs for storing Tenant’s property and equipment, and costs of tenant improvements and rent concessions granted by Landlord to any new Tenant, prorated over the life of the new lease.

c. Waiver of Redemption Rights.  Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, hereby waives and surrenders all rights and privileges which they may have under any present or future law, to redeem the Premises or to have a continuance of this Lease for the Lease term, or  any extension thereof.

d. Nonpayment of Additional Rent.  All costs which Tenant is obligated to pay to Landlord pursuant to this Lease shall in the event of nonpayment be treated as if they were payments of Rent, and Landlord shall have the same rights it has with respect to nonpayment of Rent.

e. Failure to Remove Property.  If Tenant fails to remove any of its property from the Premises at Landlord’s request following an uncured Event of Default, Landlord may, at its option, remove and store the property at Tenant’s expense and risk.  If Tenant does not pay the storage cost within five (5) days of Landlord’s request, Landlord may, at its option, have any or all of such property sold at public or private sale (and Landlord may become a purchaser at such sale), in such manner as Landlord deems proper, without notice to Tenant.  Landlord shall apply the proceeds of such sale: (i) to the expense of such sale, including reasonable attorneys’ fees actually incurred; (ii) to the payment of the costs or charges for storing such property; (iii) to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and (iv) the balance, if any, to Tenant.  Nothing in this Section shall limit Landlord’s right to sell Tenant’s personal property as permitted by law or to foreclose Landlord’s lien for unpaid rent.

23. MORTGAGE SUBORDINATION AND ATTORNMENT.  This Lease shall automatically be subordinate to any mortgage or deed of trust created by Landlord which is now existing or hereafter placed upon the Premises including any advances, interest, modifications, renewals, replacements or extensions (“Landlord’s Mortgage”).  Tenant shall attorn to the holder of any Landlord’s Mortgage or any party acquiring the Premises at any sale or other proceeding under any Landlord’s Mortgage provided the acquiring party assumes the obligations of Landlord under this Lease.  Tenant shall promptly and in no event later than fifteen (15) days after request execute, acknowledge and deliver documents which the holder of any Landlord’s Mortgage may reasonably require as further evidence of this subordination and attornment.  Notwithstanding the foregoing, Tenant’s obligations under this Section to subordinate in the future are conditioned on the holder of each Landlord’s Mortgage and each party acquiring the Premises at any sale or other proceeding under any such Landlord’s Mortgage not disturbing Tenant’s occupancy and other rights under this Lease, so long as no uncured Event of Default by Tenant exists.

24. NON-WAIVER.  Landlord’s waiver of any breach of any provision contained in this Lease shall not be deemed to be a waiver of the same provision for subsequent acts of Tenant.  The acceptance by Landlord of Rent or other amounts due by Tenant hereunder shall not be deemed to be a waiver of any previous breach by Tenant.

25. HOLDOVER.  If Tenant shall, without the written consent of Landlord, remain in possession of the Premises and fail to return them to Landlord after the expiration or termination of this Lease, the tenancy shall be a holdover tenancy and shall be on a month-to-month basis, which may be terminated according to Washington law.  During such tenancy, Tenant agrees to pay to Landlord 150% of the rate of rental last payable under this Lease, unless a different rate is agreed upon by Landlord.  All other terms of the Lease shall remain in effect.  Tenant acknowledges and agrees that this Section does not grant any right to Tenant to holdover, and that Tenant may also be liable to Landlord for any and all damages or expenses which Landlord may have to incur as a result of Tenant’s holdover.

26. NOTICES.  All notices under this Lease shall be in writing and effective (i) when delivered in person or via overnight courier to the other party, (ii) three (3) days after being sent by registered or certified mail to the other party at the address set forth in Section 1; or (iii) upon confirmed transmission by facsimile to the other party at the facsimile numbers set forth in Section 1.  The addresses for notices and payment of rent set forth in Section 1 may be modified by either party only by written notice delivered in conformance with this Section.

27. COSTS AND ATTORNEYS’ FEES.  If Tenant or Landlord engage the services of an attorney to collect monies due or to bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or other payments, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys’ fees in such action, whether in mediation or arbitration, at trial, on appeal, or in any bankruptcy proceeding.

28. ESTOPPEL CERTIFICATES.  Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the total rentable square footage of the Premises; (ii) the date the Lease term commenced and the date it expires; (iii) the amount of minimum monthly Rent and the date to which such Rent has been paid; (iv) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (v) that this Lease represents the entire agreement between the parties; (vi) that all obligations under this Lease to be performed by either party have been satisfied; (vii) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord; (viii) the amount of Rent, if any, that Tenant paid in advance; (ix) the amount of security that Tenant deposited with Landlord; (x) if Tenant has sublet all or a portion of the Premises or assigned its interest in the Lease and to whom; (xi) if Tenant has any option to extend the Lease or option to purchase the Premises; and (xii) such other factual matters concerning the Lease or the Premises as Landlord may reasonably request.  Tenant acknowledges and agrees that any statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or assignee of any mortgage or new mortgagee of Landlord’s interest in the Premises.  If Tenant shall fail to respond within ten (10) days to Landlord’s request for the statement required by this Section, Landlord may provide the statement and Tenant shall be deemed to have admitted the accuracy of the information provided by Landlord.

29. TRANSFER OF LANDLORD’S INTEREST.  This Lease shall be assignable by Landlord without the consent of Tenant.  In the event of any transfer or transfers of Landlord’s interest in the Premises, other than a transfer for collateral purposes only, upon the assumption of this Lease by the transferee, Landlord shall be automatically relieved of obligations and liabilities accruing from and after the date of such transfer, including any liability for any retained security deposit or prepaid rent, for which the transferee shall be liable, and Tenant shall attorn to the transferee.

30. LANDLORD’S LIABILITY.  Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord but are made and intended for the purpose of binding only the Landlord’s interest in the Premises, as the same may from time to time be encumbered.  In no event shall Landlord or its partners, shareholders, or members, as the case may be, ever be personally liable hereunder.

31. RIGHT TO PERFORM.  If Tenant shall fail to timely pay any sum or perform any other act on its part to be performed hereunder, Landlord may make any such payment or perform any such other act on Tenant’s behalf.  Tenant shall, within ten (10) days of demand, reimburse Landlord for its expenses incurred in making such payment or performance.  Landlord shall (in addition to any other right or remedy of Landlord provided by law) have the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

32. HAZARDOUS MATERIAL.  As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste including biomedical waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government, due to its potential harm to the health, safety or welfare of humans or the environment.  Landlord represents and warrants to Tenant that, to Landlord’s knowledge without duty of investigation, there is no Hazardous Material on, in, or under the Premises as of the Commencement Date except as may otherwise have been disclosed to Tenant in writing before the execution of this Lease.  If there is any Hazardous Material on, in, or under the Premises as of the Commencement Date which has been or thereafter becomes unlawfully released through no fault of Tenant, then Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including without limitation sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees, incurred or suffered by Tenant either during or after the Lease term as the result of such contamination.

Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about, or disposed of on the Premises or the Property by Tenant, its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees, except with Landlord’s prior consent and then only upon strict compliance with all applicable federal, state and local laws, regulations, codes and ordinances.  If Tenant breaches the obligations stated in the preceding sentence, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in the value of the Premises or the Property; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Property, or elsewhere; damages arising from any adverse impact on marketing of space at the Premises or the Property; and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees incurred or suffered by Landlord either during or after the Lease term.  These indemnifications by Landlord and Tenant include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, whether or not required by any federal, state or local governmental agency or political subdivision, because of Hazardous Material present in the Premises, or in soil or ground water on or under the Premises.  Tenant shall immediately notify Landlord of any inquiry, investigation or notice that Tenant may receive from any third party regarding the actual or suspected presence of Hazardous Material on the Premises.

Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Premises or the Property by Tenant, its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees, results in any unlawful release of any Hazardous Materials on the Premises or the Property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises or the Property to the condition existing prior to the release of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval may be withheld at Landlord’s sole discretion.  The provisions of this Section 32 shall survive expiration or termination of this Lease.

33. QUIET ENJOYMENT.  So long as Tenant pays the Rent and performs all of its obligations in this Lease, Tenant’s possession of the Premises will not be disturbed by Landlord or anyone claiming by, through or under Landlord.

34. MERGER.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

35. GENERAL.

a. Heirs and Assigns.  This Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

b. Brokers’ Fees.  Tenant represents and warrants to Landlord that except for Tenant’s Broker, if any, described and disclosed in Section 37 of this Lease, it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.  Landlord represents and warrants to Tenant that except for Landlord’s Broker, if any, described and disclosed in Section 37 of this Lease, it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord.

c. Entire Agreement.  This Lease contains all of the covenants and agreements between Landlord and Tenant relating to the Premises.  No prior or contemporaneous agreements or understandings pertaining to the Lease shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or amended except in writing, signed by Landlord and Tenant.

d. Severability.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease.

e. Force Majeure.  Time periods for either party’s performance under any provisions of this Lease (excluding payment of Rent) shall be extended for periods of time during which the party’s performance is prevented due to circumstances beyond such party’s control, including without limitation, fires, floods, earthquakes, lockouts, strikes, embargoes, governmental regulations, acts of God, public enemy, war or other strife.

f. Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

g. Memorandum of Lease.  Neither this Lease nor any memorandum or “short form” thereof shall be recorded without Landlord’s prior consent.

h. Submission of Lease Form Not an Offer.  One party’s submission of this Lease to the other for review shall not constitute an offer to lease the Premises.  This Lease shall not become effective and binding upon Landlord and Tenant until it has been fully signed by both of them.

i. No Light, Air or View Easement.  Tenant has not been granted an easement or other right for light, air or view to or from the Premises.  Any diminution or shutting off of light, air or view by any structure which may be erected on or adjacent to the Building shall in no way effect this Lease or the obligations of Tenant hereunder or impose any liability on Landlord.

j. Authority of Parties.  Each party signing this Lease represents and warrants to the other that it has the authority to enter into this Lease, that the execution and delivery of this Lease has been duly authorized, and that upon such execution and delivery, this Lease shall be binding upon and enforceable against the party on signing.

k. Time.  “Day” as used herein means a calendar day and “business day” means any day on which commercial banks are generally open for business in the state where the Premises are situated.  Any period of time which would otherwise end on a non-business day shall be extended to the next following business day.  Time is of the essence of this Lease.

36. EXHIBITS AND RIDERS.  The following exhibits and riders are made a part of this Lease, and the terms thereof shall control over any inconsistent provision in the sections of this Lease:

Exhibit A:  Floor Plan Outline of the Premises
Exhibit B:  Legal Description of the Property
Exhibit C:  Tenant Improvement Schedule

CHECK THE BOX FOR ANY OF THE FOLLOWING THAT WILL APPLY.  CAPITALIZED TERMS USED IN THE RIDERS SHALL HAVE THE MEANING GIVEN TO THEM IN THE LEASE.

X           Rent Rider
Arbitration Rider
Letter of Credit Rider
Guaranty of Tenant’s Lease Obligations Rider
Parking Rider
Option to Extend Rider
Rules and Regulations

IN WITNESS WHEREOF this Lease has been executed the date and year first above written.

LANDLORD:                                                                         TENANT:

TW Associates, LLC                                                           Kim International Company
LANDLORD:                                                                         TENANT:

BY:                                                                      BY:

ITS:                                                                      ITS:

LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

STATE OF WASHINGTON COUNTY OF ____________	ss.

I certify that I know or have satisfactory evidence that ________________________________________ is the person who appeared before me and said person acknowledged that _______ signed this instrument, on oath stated that ________ was authorized to execute the instrument and acknowledged it as the ____________________________________ of ________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this _________________________ day of _________________________, 20___.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
My appointment expires

STATE OF WASHINGTON COUNTY OF ____________	ss.

I certify that I know or have satisfactory evidence that ________________________________________ is the person who appeared before me and said person acknowledged that _______ signed this instrument, on oath stated that ________ was authorized to execute the instrument and acknowledged it as the ____________________________________ of ________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this _________________________ day of _________________________, 20___.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
My appointment expires

LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

STATE OF WASHINGTON COUNTY OF ____________	ss.

I certify that I know or have satisfactory evidence that ________________________________________ is the person who appeared before me and said person acknowledged that ________ signed this instrument, on oath stated that ________ was authorized to execute the instrument and acknowledged it as the ____________________________________ of ________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this _________________________ day of _________________________, 20___.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
My appointment expires

STATE OF WASHINGTON COUNTY OF ____________	ss.

I certify that I know or have satisfactory evidence that ________________________________________ is the person who appeared before me and said person acknowledged that ________ signed this instrument, on oath stated that ________ was authorized to execute the instrument and acknowledged it as the __________________________________ of __________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this _________________________ day of _________________________, 20___.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
 My appointment expires

LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

EXHIBIT A

[Outline of the Premises]

Premises
p
[Missing Graphic Reference]
[Missing Graphic Reference]

LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

EXHIBIT B

[Legal Description of the Property]

Parcel #0121049005
LOT 1 LESS RD OF AUBURN SP-8-85 REC #8511260284 SD SP DAF W 1/2 OF FOLG - POR OF SW 1/4 OF NE 1/4 BAAP ON S LN MILL ST 545 FT W OF C/L OF NP RR R/W TH W ALG S LN SD MILL ST 371.25 FT TH S 352 FT TH E PLT S LN SD MILL ST 371.25 FT TH N 352 FT TO POB - AKA W 1/2 OF UNPL PCL A CHRISTOPHER GARDEN TRS

Parcel #0121049046
LOT 2 OF AUBURN SP-8-85 REC #8511260284 SD SP DAF W 1/2 OF FOLG - POR OF SW 1/4 OF NE 1/4 BAAP ON S LN MILL ST 545 FT W OF C/L OF NP RR R/W TH W ALG S LN SD MILL ST 371.25 FT TH S 352 FT TH E PLT S LN SD MILL ST 371.25 FT TH N 352 FT TO POB - AKA W 1/2 OF UNPL PCL A CHRISTOPHER GARDEN TRS

LEASE AGREEMENT
Multi Tenant Triple Net (NNN Lease)

EXHIBIT C

[Tenant Improvement Schedule]

1. Tenant Improvements to be Completed by Landlord

2.	Tenant Improvements to be Completed by Tenant